Registration No. 333-214815

As filed with the Securities and Exchange Commission on March 16 , 2017

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM S-1

Amendment #1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

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KRIPTECH INTERNATIONAL CORP.

 (Exact name of registrant as specified in its charter)

Nevada (State or Other Jurisdiction of Incorporation or Organization)	37-1830331 IRS Employer Identification Number	7389 Primary Standard Industrial Classification Code Number

21/37 moo 4, Bangrak, Bophut, Koh Samui,

Surat Thani Province, Thailand 84320

Tel.  (424) 265-6700

Email: kriptechint@gmail.com

 (Address and telephone number of principal executive offices)

Northwest Registered Agents, LLC.

906 W. 2nd Ave Suite 100
Spokane, Washington 99201

Tel. 509-768-2249

 (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

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If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [  ]

If this form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering:  [  ]

If this form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (check one):

Large accelerated filer [  ]  Accelerated filer [  ]   Non-accelerated filer  [  ]   Smaller reporting company [X ]

(Do not check if a smaller reporting company)

Calculation Of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit, $	Proposed Maximum Aggregate Offering Price, $	Amount of Registration Fee, $
Common Stock par value $0.001 per share	8,000,000	0.01	80,000	9.27

(1) In the event of a stock split, stock dividend or similar transaction involving our common stock, the number of shares registered shall automatically be increased to cover the additional shares of common stock issuable pursuant to Rule 416 under the Securities Act of 1933, as amended.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) of the Securities Act.

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THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED.

KRIPTECH INTERNATIONAL CORP.

8,000,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

This is the initial offering of common stock of Kriptech International Corp. and no public market currently exists for the securities being offered. We are registering for sale a total of 8,000,000 shares of common stock at a fixed price of $0.01 per share to the general public in best efforts offering. We estimate our total offering registration costs to be approximately $8,000. There is no minimum number of shares that must be sold by us for the offering to proceed, and we will retain the proceeds from the sale of any of the offered shares. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Anatolii Antontcev, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers. The tables and information below shows the offering price of the securities and net proceeds we plan to receive on both a per share basis and for the total amount of the offering.

	Offering Price, $	Expenses, $	Proceeds to Company, $
Per share	0.01	0. 001	0. 009
Total	80,000	8,000	72,000

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Antontcev will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.01 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 8,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 8,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Kriptech International Corp. is a development stage company and has recently started its operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital to commence operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

The Company has no present plans to be acquired or to merge with another company, nor does the Company, nor any of its shareholders, have plans to enter into a change of control or similar transaction.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board and/or OTC Link .. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board and/or OTC Link .. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 THROUGH 15 BEFORE BUYING ANY SHARES OF KRIPTECH INTERNATIONAL CORP.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

SUBJECT TO COMPLETION, DATED __________, 201 7

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TABLE OF CONTENTS

PROSPECTUS SUMMARY	5
RISK FACTORS	7
FORWARD-LOOKING STATEMENTS	15
USE OF PROCEEDS	16
DETERMINATION OF OFFERING PRICE	16
DILUTION	17
MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS	19
DESCRIPTION OF BUSINESS	25
LEGAL PROCEEDINGS	28
DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS	28
EXECUTIVE COMPENSATION	30
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	31
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	32
PLAN OF DISTRIBUTION	33
DESCRIPTION OF SECURITIES	35
INDEMNIFICATION	36
INTERESTS OF NAMED EXPERTS AND COUNSEL	36
EXPERTS	36
AVAILABLE INFORMATION	37
CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE	37
INDEX TO THE FINANCIAL STATEMENTS	37

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS PROSPECTUS. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS PROSPECTUS IS NOT AN OFFER TO SELL OR BUY ANY SHARES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS PROSPECTUS IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS.

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PROSPECTUS SUMMARY

AS USED IN THIS PROSPECTUS, UNLESS THE CONTEXT OTHERWISE REQUIRES, “WE,” “US,” “OUR,” AND “KRIPTECH INTERNATIONAL CORP.” REFERS TO KRIPTECH INTERNATIONAL CORP. THE FOLLOWING SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION THAT MAY BE IMPORTANT TO YOU. YOU SHOULD READ THE ENTIRE PROSPECTUS BEFORE MAKING AN INVESTMENT DECISION TO PURCHASE OUR COMMON STOCK.

KRIPTECH INTERNATIONAL CORP.

Kriptech International Corp. was incorporated in Nevada on March 20, 2016. We are development stage company and intend to commence operations in the business of visa consultancy services to individuals or groups of individuals, and legal entities. We intend to consult our customers on the terms of how to obtain a visa to a particular country, what the requirements are for visa-free countries, for instance a maximum period of stay, or countries issuing visa on arrival. We seek to provide full and up-to-date information regarding documents, difficulties or any limitations in the process of receiving a visa. We plan to assist in gathering documents and filling out the forms either printed or online, as an embassy requires, or providing step by step guidelines and instructions to a successful completion of the process. We may also offer to send the document packages to embassies or other related services.

We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $32,000 for the next twelve months as described in our Plan of Operations. There is no assurance that we will generate sufficient revenue in the first 12 months after completion our offering or ever generate additional revenue.

Being a development stage company, we have very limited operating history. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 21/37 moo 4, Bangrak, Bophut, Koh Samui, Surat Thani Province, Thailand 84320. Our phone number is (424) 265-6700.

From inception (March 20, 2016) until the date of this filing, we have had limited operating activities. Our financial statements from inception (March 20, 2016) through December 31, 2016 , reports $1,500 of revenue and a net loss of $ 1,145 .. Our independent registered public accounting firm has issued an audit opinion for Kriptech International Corp., which includes a statement expressing substantial doubt as to our ability to continue as a going concern. To date, we have developed our business plan and developed business-model of our company. On December 14, 2016, we signed consulting agreement and as the result of this agreement we generated $1,500 in revenue.

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As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

Proceeds from this offering are required for us to proceed with your business plan over the next twelve months. We require minimum funding of approximately $32,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC. If we are unable to obtain minimum funding of approximately $32,000, our business may fail. Since we are presently in the development stage of our business, we can provide no assurance that we will successfully sell any products or services related to our planned activities.

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THE OFFERING

The Issuer:	Kriptech International Corp.
Securities Being Offered:	8,000,000 shares of common stock.
Price Per Share:	$0.01
Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 8,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 8,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	If 50% of the shares sold - $40,000 If 75% of the shares sold - $60,000 If 100% of the shares sold - $80,000
Securities Issued and Outstanding:

There are 8,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our president and director, Anatolii Antontcev (7,000,000) and our secretary, Aleksandr Zausayev (1,000,000) ..

If we are successful at selling all the shares in this offering, we will have 16,000,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.
Registration Costs	We estimate our total offering registration costs to be approximately $8,000.
Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

There is no assurance that we will raise the full $80,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

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SUMMARY FINANCIAL INFORMATION

The tables and information below are derived from our un audited financial statements for the period from March 20, 2016 (Inception) to December 31, 2016

Financial Summary	December 31, 2016 ($) (Unudited)	September 30, 2016 ($) (Audited)
Cash	7,955	1,100
Total Assets	7,955	1,100
Total Liabilities	1,100	1,100
Total Stockholder’s Equity	6,855	0

Statement of Operations	Accumulated From March 20, 2016 (Inception) to September 30, 2016 ($) (Audited)
Total Expenses	1,000
Net Loss for the Period	(1,000)

Statement of Operations	Three months ended December 31, 2016 ($)
Revenue	1,500
Total Expenses	1,645
Net Loss for the Period	(145)

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK, WHEN AND IF WE TRADE AT A LATER DATE, COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

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RISKS RELATED TO OUR BUSINESS

BECAUSE OUR AUDITORS HAVE RAISED A GOING CONCERN, THERE IS A SUBSTANTIAL UNCERTAINTY THAT WE WILL CONTINUE OPERATIONS IN WHICH CASE YOU COULD LOSE YOUR INVESTMENT.

Our auditors have issued a going concern opinion. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of December 31, 2016 , we had cash in the amount of $ 7,955 and liabilities of $1,100. As of this date, we have generated $1,500 in revenue and just recently started our operation. The proceeds of this offering may not be sufficient for us to achieve revenues and profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $32,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Anatolii Antontcev, our president and director, who has informally agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses. However, Mr. Antontcev has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. After one year we may need additional financing. If we do not generate sufficient revenue we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

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WE MAY CONTINUE TO LOSE MONEY, AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

We are company with limited operations, have incurred expenses and have losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on March 20, 2016 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE LIMITED SALES AND MARKETING EXPERIENCE, WHICH INCREASES THE RISK THAT OUR BUSINESS WILL FAIL.

We have no experience in the marketing of business visa consultancy service, and have only nominal sales and marketing experience. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our business will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

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WE ARE IN A COMPETITIVE MARKET WHICH COULD IMPACT OUR ABILITY TO GAIN MARKET SHARE WHICH COULD HARM OUR FINANCIAL PERFORMANCE.

The business of niche of visa consultancy services is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful visa consultancy companies that offer similar niche services, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

SOME OF OUR COMPETITORS MAY BE ABLE TO USE THEIR FINANCIAL STRENGTH TO DOMINATE THE MARKET, WHICH MAY AFFECT OUR ABILITY TO GENERATE REVENUES.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance.

WE CANNOT GUARANTEE FUTURE CUSTOMERS. EVEN IF WE OBTAIN CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We have only one customer and we cannot guarantee that we will be able to attract future customers. Even if we obtain new customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

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BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL OWN MORE THAN 50% OF OUR OUTSTANDING COMMON STOCK, HE WILL MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO MINORITY SHAREHOLDERS.

Mr. Antontcev, our president and director, will own more than 50% of the outstanding shares of our common stock. Accordingly, he will have significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Antontcev may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Anatolii Antontcev for all of our operations. The loss of Mr. Antontcev would have a substantial negative effect on our company and may cause our business to fail. Mr. Antontcev has not been compensated for his services since our incorporation, and it is highly unlikely that he will receive any compensation unless and until we generate substantial revenues. There is intense competition for skilled personnel and there can be no assurance that we will be able to attract and retain qualified personnel on acceptable terms. The loss of Mr. Antontcev’s services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

We do not have any employment agreements or maintain key person life insurance policies on our officer and director. We do not anticipate entering into employment agreements with him or acquiring key man insurance in the foreseeable future.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Anatolii Antontcev, our president and director will only be devoting limited time to our operations. He will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

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OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Anatolii Antontcev, our president and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

WE ARE AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT, AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

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have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

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provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

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comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

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submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

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disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the Chief Executive’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

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We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Until such time, however, we cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

RISKS ASSOCIATED WITH THIS OFFERING

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on March 20, 2016, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $80,000 from this offering, we may have to seek alternative financing to implement our business plan.

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THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

OUR PRESIDENT, MR. ANTONTCEV DOES NOT HAVE ANY PRIOR EXPERIENCE OFFERING AND SELLING SECURITIES , AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Antontcev does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”) and OTC Link .. The OTCBB and OTC Link is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB and OTC Link is not an issuer listing service, market or exchange. Although the OTCBB and OTC Link does not have any listing requirements, to be eligible for quotation on the OTCBB and OTC Link , issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board and OTC Link .. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB and OTC Link that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Kriptech International Corp. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

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WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Anatolii Antontcev, our president and director, who has verbally agreed to loan the company funds to complete the registration process. Mr. Antontcev’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board and/or OTC Link .. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 month will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board and/or OTC Link ..

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share, of which 8,000,000 shares are currently issued and outstanding. If we sell the 8,000,000 shares being offered in this offering, we would have 16 ,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $80,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Description	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees
Gross proceeds	40,000	60,000	80,000
Offering expenses	8,000	8,000	8,000
Net proceeds	32,000	52,000	72,000
SEC reporting and compliance	10,000	10,000	10,000
Office	3,000	4,000	5,000
Equipment and Software	4,000	6,000	7,000
Website Development	4,000	5,000	6,000
Advertising Campaign	6,000	17,000	29,000
Employees	5,000	10,000	15,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $8,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Anatolii Antontcev, our president and director, has verbally agreed to loan the Company funds to complete the registration process. Mr. Antontcev’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. Also, these loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board and/or OTC Link when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board and/or OTC Link .. Mr. Antontcev will not be paid any compensation or anything from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Antontcev. Mr. Antontcev will be repaid from revenues of operations if and when we generate revenues to pay the obligation. Additionally, we do not plan to use our proceeds to compensate our officers.

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price, we took into consideration our cash on hand and the amount of money we would need to implement our business plan. Accordingly, the offering price should not be considered an indication of the actual value of the securities.

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DILUTION

Dilution represents the difference between the Offering price and the net tangible book value per share immediately after completion of this Offering. Net tangible book value is the amount that results from subtracting total liabilities and from total assets. Dilution arises mainly as a result of our arbitrary determination of the Offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholder.

The historical net tangible book value as of December 31, 2016 was $ 6,855 and $ 0,0009 per share accordingly. Historical net tangible book value per share of common stock is equal to our total tangible assets less total liabilities, divided by the number of shares of common stock outstanding as of December 31, 2016 .. The following table sets forth as of December 31, 2016 , the number of shares of common stock purchased from us and the total consideration paid by our existing stockholders and by new investors in this offering if new investors purchase 50%, 75% or 100% of the offering, after deduction of offering expenses payable by us, assuming a purchase price in this offering of $0.01 per share of common stock.

Percent of Shares Sold from Maximum Offering Available	50%	75%	100%
Offering price per share	0.01	0.01	0.01
Post offering net tangible book value	38,855	58,855	78,855
Post offering net tangible book value per share	0.0032	0.0042	0.0049
Pre-offering net tangible book value per share	0.0009	0.0009	0.0009
Increase (Decrease) in net tangible book value per share after offering	0.0024	0.0033	0.0041
Dilution per share	0.0068	0.0058	0.0051
% dilution	68%	58%	51%
Capital contribution by purchasers of shares	40,000	60,000	80,000
Capital Contribution by existing stockholders	8,000	8,000	8,000
Percentage capital contributions by purchasers of shares	83.33%	88.24%	90.91%
Percentage capital contributions by existing stockholders	16.67%	11.76%	9.09%
Gross offering proceeds	40,000	60,000	80,000
Anticipated net offering proceeds	32,000	52,000	72,000
Number of shares after offering held by public investors	4,000,000	6,000,000	8,000,000
Total shares issued and outstanding	12,000,000	14,000,000	16,000,000
Purchasers of shares percentage of ownership after offering	33.33%	42.86%	50.00%
Existing stockholders percentage of ownership after offering	66.67%	57.14%	50.00%

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MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•

comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

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Our cash balance was $ 7,955 as of December 31, 2016 .. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Anatolii Antontcev, our Chairman and President, who has informally agreed to advance funds to allow us to pay for offering costs, filing fees, and professional fees. As of December 31, 2016 , Mr. Antontcev has advanced to us $1,100. Mr. Antontcev, however, has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $32,000 of funding from this offering. Being a development stage company, we have very limited operating history we do not currently have any arrangements for additional financing. Our principal executive offices are located at 21/37 moo 4, Bangrak, Bophut, Koh Samui, Surat Thani Province, Thailand 84320. Our phone number is (424) 265-6700.

We are a development stage company and we have generated $ 1,500 of revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We do not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on exact amount of funding needed for our long term financing. If we do not generate sufficient revenue we may need a minimum of $10,000 of additional funding at the end of the twelve month period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated significant revenues and no significant revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $80,000 from this offering, we may need more funds for ongoing business operations after the first year, and would have to obtain additional funding.

PLAN OF OPERATION

We were incorporated in the State of Nevada on March 20, 2016. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a development stage company that has not generated significant revenue and just recently started our operations. If we are unable to successfully find clients who will use our service, we may quickly use up the proceeds from this offering.

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We are a company that seeks to provide visa consultancy services to individuals or groups of individuals, and legal entities. We intend to consult our customers on the terms of how to obtain a visa to a particular country, what the requirements are for visa-free countries, for instance a maximum period of stay, or countries issuing visa on arrival. We seek to provide full and up-to-date information regarding documents, difficulties or any limitations in the process of receiving a visa. We plan to assist in gathering documents and filling out the forms either printed or online, as an embassy requires, or providing step by step guidelines and instructions to a successful completion of the process. We may also offer to send the document packages to embassies or other related services.

We intend to spend money on research and development when our business plan is complete in order to develop our business. We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

Our plan of operations is as follows:

Complete Our Public Offering

We expect to complete our public offering within 240 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. If we are unable to obtain minimum funding of approximately $32,000 (If 50% of the shares sold), our business may fail.

Our plan of operations following the completion is as follows:

Office (1st-3 r d months)

$3,000-$5,000

To carry out the basic operations we require working premises size of an office sufficient for the director and his assistant, who may function as a consultant at times when needed. In case 50% of shares are sold, we may rent the premises mentioned above. We need to sell at least 75% of shares to setup the environment more comfortable for the customers and the staff, we require spacious premises with separate rooms to function as a waiting lounge and staff facilities. To function and perform all the operations at the higher standard we need to sell 100% shares to obtain the premises with space enough for waiting lounge, receptionists booths, staff rooms and documentation storage.

Equipment and Software (1st-4th months)

$4,000-$7,000

We plan to provide the director with computer linked to the Internet, with operating systems not less than pro-version, to perform basic operations. The computers must hold office programs to successfully carry out all document procedures such as, composition, editing, reading, receiving, sending etc. To complete this stage, at least 50% of shares must be sold. As we expect our business to start growing, the company is required to be ready for the large number of customers. Thus, HD screens for demonstration purposes are likely to be needed, more computers for growing staff, professional office stationery supply must be made. We expect these changes cost us at leas $6,000 which is equal to 75% of shares sold. We need to sell 100% of shares in order to be fully equipped for effective operation. In order to deliver additional services, such as ticket reservation, we are likely to require software to connect to booking systems, as we need up-to-date information on tickets or fares. As we expect multiple calls at a time, we plan to establish a multi-channel virtual phone server, so all the clients will be responded without waiting.

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Website Development (3st-6th months)

$4,000-$6,000

At the current stage a single-page website on a free platform may seem sufficient but to be able to provide additional features, such as ordering a service from a website, we might require a yearly subscription. To do so, we must sell at least 50% of shares.

In case we sell 75% of shares, we plan to order a landing page designed according to our needs with the description of our services, with additional files to browse online or download, such as, forms to be filled out with examples of how to do it correctly, list of visa-free countries and the visa-free terms, list of documents required for visa, list of our services and a price list. Additionally, we may place links to our partners offering tickets or booking of them. We are likely to pay for hosting the page on a third party server. In case we sell 100% we plan to obtain a multipage website of our own with full description of our services, where each world region or possibly country we help to provide visas to, appear on individual page with visa requirements, if there are any. We also plan to equip the website with service buttons to switch on different functions for easier and more responsive user experience: dial-on-the-phone, dial-on-skype, contact-via-email.

Advertising Campaign (5 th -12th months)

$6,000-$29,000

We plan to use promotion via social networks, blogs and posts which we estimate as $6,000 which can be gathered if 50% of shares are sold.

If we manage to sell 75% of shares we may invest into social network advertising and SMM (social media marketing). The sum gathered is estimated as sufficient to pay for promotional posts on social networks to appear in other users newsfeed targeted accordingly our requirements we choose beforehand. In case we manage to sell 100% of shares we might try SEO optimization, or Search Engine Optimization - which helps us to appear at the top of all search inquiries related to the topic. In order to embrace as big number of potential customers as possible, we also might purchase AdWords by Google, in order to appear in the slots of paid advertising slots, whenever a user’s inquiry relates to the words linked to our business

Employees (8st-12th months)

$5,000-$15,000

We estimate personnel of a director and 2 consultants enough. We need to sell not less than 50% of shares to sustain the operation of our staff. As we plan to keep business growing we must sell 75% of shares to employ additional staff to provide consultations only in order to focus officers on the document flow. We also plan to apply to third parties in order to purchase services of designing, building, maintaining and hosting our website. To execute all operations at a high level of quality and to provide all services as expected, we are likely to demand seeking of 100% of shares. As this is the fund to be spent on a numerous staff of not only consultants and officers, but also IT specialist responsible for our website maintenance and efficient work of internal network, and booking software. We also expect to employ a third-party cleaning services, as we expect to deal with a more or less constant flow of clients, and as the result of our work we might face the need of paper waste disposal.

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Estimated Expenses for the Next Twelve Month Period

   The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

Description	If 50% shares sold	If 75% shares sold	If 100% shares sold
	Fees	Fees	Fees
Gross proceeds	40,000	60,000	80,000
Offering expenses	8,000	8,000	8,000
Net proceeds	32,000	52,000	72,000
SEC reporting and compliance	10,000	10,000	10,000
Office	3,000	4,000	5,000
Equipment and Software	4,000	6,000	7,000
Website Development	4,000	5,000	6,000
Advertising Campaign	6,000	17,000	29,000
Employees	5,000	10,000	15,000

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations and have generated $1,500 of revenues. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

Results of operations

From Inception on March 20, 2016 to December 31, 2016 .

During the period we incorporated the company, prepared a business plan. Our loss since inception is $ 1,145 .. We have just recently started our business operations, however, will not start significant operations until we have completed this offering.

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LIQUIDITY AND CAPITAL RESOURCES

As of December 31, 2016 , the Company had $ 7,955 cash and our liabilities were $1,100, comprising $1,100 owed to Anatolii Antontcev, our president and director. As of December 31, 2016 our cash balance was $ 7,955 .. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $32,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 7,000,000 shares of common stocks to our president, Mr.  Antontcev, at a price of $0.001 per share, for net proceeds of $7,000 and 1,000,000 shares of common stocks to our secretary, Mr. Zausaev,  at a price of $0.001 per share, for net proceeds of $1,000.

We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from Anatolii Antontcev, our president and director, who has verbally agreed to loan the company funds to complete the registration process if offering proceeds are less than registration costs. However, Mr. Antontcev has no formal commitment, arrangement or legal obligation to advance or loan funds to the company. Mr. Antontcev’s verbal agreement to provide us loans for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $32,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise a minimum of $32,000 under this offering the Company would be forced to scale back or abandon the implementation of its 12-month plan of operations.

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DESCRIPTION OF BUSINESS

We are a company that seeks to provide visa consultancy services to individuals or groups of individuals, and legal entities. We intend to consult our customers on the terms of how to obtain a visa to a particular country, what the requirements are for visa-free countries, for instance a maximum period of stay, or countries issuing visa on arrival. We seek to provide full and up-to-date information regarding documents, difficulties or any limitations in the process of receiving a visa. We plan to assist in gathering documents and filling out the forms either printed or online, as an embassy requires, or providing step by step guidelines and instructions to a successful completion of the process. We may also offer to send the document packages to embassies or other related services.

Our principal office address is located at 21/37 moo 4, Bangrak, Bophut, Koh Samui, Surat Thani Province, Thailand 84320. Our telephone number is (424) 265-6700. Our plan of operation is forward-looking and there is no assurance that we will ever reach profitable operations. We are a development stage company and have earned $1,500 of revenue. It is likely that we will not be able to achieve profitability and would be forced to cease operations due to the lack of funding.

Business

The company is currently at the developing stage which means we are able to provide basic operations seeking to improve our services and expand the list of services we wish to be provided. Despite that there is a relatively long list of visa-free countries, travelling abroad people might face various difficulties, as it is not always clearly stated how a visa is obtained, whether it is issued upon arrival, in case if it is, whether it is paid and what is the period of visa-free stay. These data may vary from country to country. Some countries may be visa-free in case the application is submitted through the website of their embassy. Such complications may lead to rejection in visa obtaining process, so we intend to to provide our services that may be described as consultation, or guidance regarding the steps ought to be taken in order to receive different kinds of visas to a foreign country. In case if the country is visa-free, but the visa term is short, we may assist in prolonging the period of stay by providing all the information from legal issues to any kinds of fees payment procedures. In cases where visa is required or electronic visa may be issued, we plan to provide our customers with full and up-to-date guidelines on what legal or banking documents shall be gathered prior to the filling out the application, how to fill out the application forms correctly, which sorts of visas require receiving in person after an interview in the embassy, on the terms and time spent waiting for the documents to arrive. Previously mentioned are the main steps which we may split into smaller tasks and guide our customers through every step. For instance, we provide the information regarding the list of the documents and places where they may be received, as well as the amount of fees paid, if it is required so. Also we may offer to collect those documents which do not require being obtained personally, but can be received by proxy on legal basis. We also may assist in making requests to the officials on behalf of our customers, in cases when it is possible.

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As additional services we may look for and provide interpreters for the cases when the applicant must present in person. We intend to provide information on legal procedures the applicant will have to go through in the country of their choice depending on the aim of their visit, for instance if they have to be registered with an official representative shortly after arrival and the applicants fail to do so, or if they fail to leave the country of their stay before the free term of stay expires. We plan to organize meeting with immigration officers or deputies to conduct a meeting devoted to the procedures of receiving visa for different purposes and the documents appropriate to that kind of visa.  We plan to provide the full step-by-step guidance and assistance to our customers, as well as we plan to execute small independent operations such as, guide through filling out only an application or, sending sealed documents to the embassy and handing them back to our customers. If the business succeeds it may expand into related markets and the company might offer additional services such as hotel booking, airline or boat tickets booking, transportation booking in the country of arrival and other similar services.

Clients

We expect our customers to be private individuals, such as tourists, or students seeking to start, continue or complete their education abroad; or volunteers seeking to take part in volunteering programs of any nature or camps; musicians or artists going on tour; individual athletes leaving for sport competitions. As well as, we expect to offer our services to groups of individuals, such as groups of tourists, students or music bands, or theatrical companies or athletic teams. As business expands it may become of interest to those individuals or groups of them who wish to immigrate on a legal basis.

Legal entities might be interested in our services when sending their employees on business trips of any nature, or sending their employees to work on the exchange basis.

Marketing and advertising

We plan to start promoting our services online as we expect our potential customers to look for the visa consultancy services on the world wide web, due to being confused or having lack of knowledge regarding what officials they must apply to, or because of not knowing where the required services may locate. We plan to employ a variety of advertising tools such as, printed, audio and video advertisement. These pieces of advertisement may appear in touristic brochures, in programs or blogs or vlogs, related to tourism. As well as, they may be edited for the needs of advertising on social platforms. To begin, we plan to establish a web blog and link it to our social profile as we intend to cross-post information, in order to make potential customers come and read the updates or blog posts concerning tourism, interesting facts about foreign countries, visa services paired with the feedback of our customers. As we expect to advertize through promotional posts, we are likely to obtain a paid subscription feature, which, on most platforms, aso benefits in having more tools to make posts attractive for visitors. After gaining a number of subscribers we plan to start Social Media Marketing campaign to receive better conversion and to attract new customers. For better publicity we intend to co-operate with ticket booking agencies and travel agencies, offering mutual advertising and selling their services to our customers for some fee.

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Revenue

Our main income streams are likely to be the following: directly from customers who purchase our services, charging customers for assistance in making hotel and other reservations through booking services, charging fees to provide tickets directly from air companies or boat companies.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees; Identification of Certain Significant Employees.

We are a development stage company and currently have only 2 employees. Anatolii Antontcev, our president and director and our secretary, Aleksandr Zausayev. We intend to hire employees on an as needed basis.

Offices

Our business office is located at 21/37 moo 4, Bangrak, Bophut, Koh Samui, Surat Thani Province, Thailand 84320. This office was provided by our president and director – Anatolii Antontcev. Our phone number is (424) 265-6700.

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

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LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Anatolii Antontcev 21/37 moo 4, Bangrak, Bophut, Koh Samui, Surat Thani Province, Thailand 84320	30	President, Treasurer and Director (Principal Executive, Financial and Accounting Officer)
Aleksandr Zausayev 21/37 moo 4, Bangrak, Bophut, Koh Samui, Surat Thani Province, Thailand 84320	30	Secretary

Anatolii Antontcev has acted as our President, Treasurer and Director since we incorporated on March 20, 2016. Mr. Antontcev graduated from Bangkok University in 2010 as Master of Management. Since 2010 till 2013 he worked as a chief of visa department in Greentour Express, LLC (Bangkok, Thailand). Since 2013 till 2016 he worked as the vice director in “Union Visa Berue” (Thailand). We believe that Mr. Antontcev’s specific experience, qualifications and skills will enable to develop our business.

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Aleksandr Zausayev has acted as our Secretary since we incorporated on March 20, 2016. Mr. Zausayev graduated from Bangkok University in 2010 as Master of Management. Since 2010 till 2014 he worked as a business consultant in Sava Chu Ing, LLC (Bangkok, Thailand). Since 2014 till 2016 he worked as the visa consultant in “Union Visa Berue” (Thailand). We believe that Mr. Zausayev’s specific experience, qualifications and skills will enable to develop our business.

During the past ten years, Mr. Antontcev and Mr. Zausayev have not been the subject to any of the following events:

1.

Any bankruptcy petition filed by or against any business of which Mr. Antontcev and Mr. Zausayev were a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.

Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.

An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Mr. Antontcev’s and Mr. Zausayev’s involvement in any type of business, securities or banking activities.

4.

Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.

Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.

Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.

Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.

Any Federal or State securities or commodities law or regulation; or

ii.

Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.

Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

1.

Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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TERM OF OFFICE

Our Director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Anatolii Antontcev, who does not qualify as an independent director. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on March 20, 2016 until December 31, 2016

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Anatolii Antontcev, President, Treasurer, Director	March 20, 2016 to December 31, 2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Aleksandr Zausayev, Secretary	March 20, 2016 to December 31, 2016	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

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There are no current employment agreements between the Company and its Officer.

Mr. Antontcev currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with no remuneration until such time as the company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation, or what the amount of the compensation will be.

There are no annuity, pension or retirement benefits proposed to be paid to the officer or director or employees in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the company or any of its subsidiaries, if any.

Director Compensation

The following table sets forth director and secretary compensation for the period from Inception (March 20, 2016) to December 31, 2016 :

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Anatolii Antontcev	-0-	-0-	-0-	-0-	-0-	-0-	-0-
Aleksandr Zausayev	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Anatolii Antontcev will not be paid for any underwriting services that he performs on our behalf with respect to this offering.

On September 12, 2016, we issued of 1,000,000 shares of restricted common stock to Aleksandr Zausayev, our secretary in consideration of $1,000. On December 27, 2016, we issued 7,000,000 shares of common stocks to our president and director, Mr.  Antontcev, at a price of $0.001 per share, for net proceeds of $7,000. Our president and director, Mr. Antontcev, has advanced funds to us. As of December 31, 2016 , Mr. Antontcev has advanced to us $1,100. Mr. Antontcev will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Antontcev. Mr. Antontcev will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate revenues from our operations. The obligation to Mr. Antontcev does not bear interest. There is no written agreement evidencing the advancement of funds by Mr. Antontcev or the repayment of the funds to Mr. Antontcev. The entire transaction was oral. We have a verbal agreement with Mr. Antontcev that, if necessary, he will loan the company funds to complete the registration process.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of December 31, 2016 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of class
Common Stock	Aleksandr Zausayev 21/37 moo 4, Bangrak, Bophut, Koh Samui, Surat Thani Province, Thailand 84320	1,000,000 shares of common stock (direct)	12.5
Common Stock	Anatolii Antontcev 21/37 moo 4, Bangrak, Bophut, Koh Samui, Surat Thani Province, Thailand 84320	7,000,000 shares of common stock (direct)	87.5

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of  December 31, 2016 , there were 8 ,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 8 ,000,000 shares of common stock were issued to our secretary , Aleksandr Zausayev (1,000,000),  and to our president and director, Anatolii Antontcev (7,000,000) , all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB and OTC Link a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

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PLAN OF DISTRIBUTION

We are registering 8,000,000 shares of our common stock for sale at the price of $0.01 per share.

This is a self-underwritten offering, and Mr. Antontcev, our president and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to him for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Mr. Antontcev will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1.

Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.

Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.

Our sole officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

4.

Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our sole officer and director must restricts his participation to any one or more of the following activities:

A.

Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by his of a potential purchaser; provided, however, that the content of such communication is approved by our sole officer and director;

B.

Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

C.

Performing ministerial and clerical work involved in effecting any transaction.

Our sole officer and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

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To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

Penny Stock Regulations

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Procedures for Subscribing

If you decide to subscribe for any shares in this offering, you must

-

execute and deliver a subscription agreement; and

-

deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “Kriptech International Corp.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

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Right to Reject Subscriptions

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. As of  December 31, 2016 , there were 8 ,000,000 shares of our common stock issued and outstanding those were held by two registered stockholder of record and no shares of preferred stock issued and outstanding. Our secretary, Aleksandr Zausayev owns 1,000,000 shares and our president and director, Anatolii Antontcev owns 7,000,000 shares of our common stock currently issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

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CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Kriptech International Corp. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

PLS CPA, A PROFESSIONAL CORP. , our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. PLS CPA, A PROFESSIONAL CORP. has presented its report with respect to our audited financial statements. We terminated our agreement with the former accountant, Monte C. Waldman, CPA, because of it was not registered with the PCAOB. On January 4, 2017 we engaged with the independent registered public accounting firm, PCAOB member - PLS CPA, A PROFESSIONAL CORP.

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LEGAL MATTERS

John E. Lux, Esq has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON

ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

 FINANCIAL STATEMENTS

Our fiscal year end is September 30, 2016. We will provide audited financial statements to our stockholders on an annual basis; the statements will be prepared by us and audited by PLS CPA, A PROFESSIONAL CORP.

Our financial statements from inception to September 30, 2016, immediately follow:

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PLS CPA, A PROFESSIONAL CORPORATION

t 4725 MERCURY ST. #210 t SAN DIEGO t CALIFORNIA 9111t

t TELEPHONE (858)722-5953 t FAX (858) 761-0341  t FAX (858) 764-5480

t E-MAIL changgpark@gmail.com t

  Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Kriptech International, Corp.

We have audited the accompanying balance sheet of Kriptech International Corp. (the “Company”) as of September 30, 2016 and the related statements of operations, changes in shareholders’ equity and cash flows for the period from March 20, 2016 (inception) through September 30, 2016. These financial statements are the responsibility of the Company’s management.  Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States).  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kriptech International, Corp. as of September 30, 2016, and the result of its operations and its cash flows for the period from March 20, 2016 (inception) through September 30, 2016 in conformity with U.S. generally accepted accounting principles.

The financial statements have been prepared assuming that the Company will continue as a going concern.  As discussed in Note 2 to the financial statements, the Company’s losses from operations raise substantial doubt about its ability to continue as a going concern.  The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PLS CPA

____________________

PLS CPA, A Professional Corp.

March 9, 2017

San Diego, CA. 92111

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KRIPTECH INTERNATIONAL CORP. BALANCE SHEET
SEPTEMBER 30, 2016
ASSETS
Current Assets
Cash	$ 1,100
Total current assets	1,100
Total Assets	$ 1,100

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loan from related parties	$ 1,100
Total current liabilities	1,100
Total Liabilities	1,100

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
1,000,000 shares issued and outstanding	1,000
Accumulated Deficit	(1,000)
Total Stockholders’ equity	0

Total Liabilities and Stockholders’ equity	$ 1,100

The accompanying notes are an integral part of these financial statements.

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KRIPTECH INTERNATIONAL CORP. STATEMENT OF OPERATIONS
For the period from Inception (March 20, 2016) to September 30, 2016
Operating expenses
General and administrative expenses	1,000
Net loss from operations	(1,000)
Loss before provision for income taxes	(1,000)

Provision for income taxes	-

Net income (loss)	$ (1,000)

Income (loss) per common share: Basic and Diluted	$ (0.00)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	97,435

The accompanying notes are an integral part of these financial statements.

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KRIPTECH INTERNATIONAL CORP. STATEMENT OF STOCKHOLDER’S EQUITY FOR THE PERIOD FROM INCEPTION (MARCH 20, 2016) to SEPTEMBER 30, 2016
	Number of Common Shares	Amount	Deficit accumulated	Total
Balance at March 20, 2016, Inception	-	$ -	$ -	$ -
Shares issued at $0.001	1,000,000	1,000	-	1,000
Net income (loss) for the year	-	-	(1,000)	(1,000)
Balances as of September 30, 2016	1,000,000	1,000	$ (1,000)	$ -

The accompanying notes are an integral part of these financial statements.

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KRIPTECH INTERNATIONAL CORP. STATEMENT OF CASH FLOWS
For the period from Inception (March 20, 2016) to September 30, 2016
Cash flows from Operating Activities
Net loss	$ (1,000)
Net cash provided by operating activities	(1,000)

Cash flows from Investing Activities
Purchase of fixed assets	$ -
Net cash used in investing activities	-

Cash flows from Financing Activities
Proceeds from sale of common stock	1,000
Proceeds of loan from shareholder	1,100
Net cash provided by financing activities	2,100
Net increase in cash and equivalents	1,100
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$ 1,100
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of these financial statements.

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KRIPTECH INTERNATIONAL CORP.

NOTES TO THE AUDITED FINANCIAL STATEMENTS

FOR THE PERIOD FROM INCEPTION (MARCH 20, 2016) TO SEPTEMBER 30, 2016

(AUDITED)

NOTE 1 – ORGANIZATION AND BUSINESS

KRIPTECH INTERNATIONAL CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on March 20, 2016.

The company intends to commence operations in the business of visa consultancy services.

The Company has adopted September 30 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of September 30, 2016 been prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (March 20, 2016) to September 30, 2016 of $1,100. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At September 30, 2016 the Company's bank deposits did not exceed the insured amounts.

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Stock-Based Compensation

As of September 30, 2016, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

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Revenue Recognition

The Company follows the guidance of the Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition. We record revenue when persuasive evidence of an arrangement exists, the services have been provided, the price to the customer is fixed or determinable and collectability of the revenue is reasonably assured.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

NOTE 4 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

On September 12, 2016, the Company issued 1,000,000 shares of its common stock at $0.001 per share for total proceeds of $1,000.

As of September 30, 2016, the Company had 1,000,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since March 20, 2016 (Inception) through September 30, 2016, the Company’s sole officer and director loaned the Company $1,100 to pay for incorporation costs and operating expenses.  As of September 30, 2016, the amount outstanding was $1,100. The loan is non-interest bearing, due upon demand and unsecured.

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NOTE 6. INCOME TAXES

The reconciliation of income tax benefit at the U.S. statutory rate of 34% for the period from inception to September 30, 2016 to the company’s effective tax rate is as follows:

Tax benefit at U.S. statutory rate	$(340)
Change in valuation allowance	340
$-

The tax effects of temporary differences that give rise to significant portions of the net deferred tax assets at September 30, 2016 are as follows:

Deferred tax assets:
Net operating loss	340
Valuation allowance	(340)
$-

The Company has approximately $ 1,000 of net operating losses (“NOL”) carried forward to offset taxable income, if any, in future years which expire in fiscal 2036. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. Based on the assessment, management has established a full valuation allowance against all of the deferred tax asset relating to NOLs for every period because it is more likely than not that all of the deferred tax asset will not be realized.

NOTE 7. SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company evaluated subsequent events occurring after September 30, 2016 through the date that these financial statements were made available.

On December 27, 2016, the Company issued 7,000,000 shares of its common stock at $0.001 per share for total proceeds of $7,000.

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KRIPTECH INTERNATIONAL CORP. BALANCE SHEETS
	DECEMBER 31, 2016 (UNAUDITED)	SEPTEMBER 30, 2016 (AUDITED)
ASSETS
Current Assets
Cash	$ 7,955	$ 1,100
Total current assets	7,955	1,100
Total Assets	$ 7,955	$ 1,100

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Loan from related parties	$ 1,100	$ 1,100
Total current liabilities	1,100	1,100
Total Liabilities	1,100	1,100

Stockholders’ Equity
Common stock, $0.001 par value, 75,000,000 shares authorized;
8,000,000 shares and 1,000,000 shares issued and outstanding as of December 31, and September 30, 2016, respectively.	8,000	1,000
Accumulated Deficit	(1,145)	(1,000)
Total Stockholders’ equity	6,855	0

Total Liabilities and Stockholders’ equity	$ 7,955	$ 1,100

The accompanying notes are an integral part of these financial statements.

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KRIPTECH INTERNATIONAL CORP. STATEMENT OF OPERATIONS (UNAUDITED)
Three months ended December 31, 2016
Revenue	$1,500

Operating expenses
General and administrative expenses	1,645
Net loss from operations	(145)
Loss before provision for income taxes	(145)

Provision for income taxes	-

Net income (loss)	$ (145)

Income (loss) per common share: Basic and Diluted	$ (0.00)

Weighted Average Number of Common Shares Outstanding: Basic and Diluted	1,380,43 5

The accompanying notes are an integral part of these financial statements.

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KRIPTECH INTERNATIONAL CORP. STATEMENT OF STOCKHOLDER’S EQUITY FOR THE PERIOD FROM INCEPTION (MARCH 20, 2016) to DECEMBER 31, 2016 (UNAUDITED)
	Number of Common Shares	Amount	Deficit accumulated	Total
Balance at March 20, 2016, Inception	-	$ -	$ -	$ -
Shares issued at $0.001	1,000,000	1,000	-	1,000
Net income (loss) for the year	-	-	(1,000)	(1,000)
Balances as of September 30, 2016	1,000,000	1,000	$ (1,000)	$ -
Shares issued at $0.001	7,000,000	7,000	-	7,000
Net income (loss) for the year	-	-	(145)	(145)
Balances as of December 31, 2016	8,000,000	$ 8,000	$ (1,145)	$ 6,855

The accompanying notes are an integral part of these financial statements.

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KRIPTECH INTERNATIONAL CORP. STATEMENT OF CASH FLOWS (UNAUDITED)
Three months ended December 31, 2016
Cash flows from Operating Activities
Net loss	$ (145)
Net cash provided by operating activities	(145)

Cash flows from Investing Activities
Purchase of fixed assets	$ -
Net cash used in investing activities	-

Cash flows from Financing Activities
Proceeds from sale of common stock	7,000
Proceeds of loan from shareholder	-
Net cash provided by financing activities	7,000
Net increase in cash and equivalents	6,855
Cash and equivalents at beginning of the period	1,100
Cash and equivalents at end of the period	$ 7,955
Supplemental cash flow information:
Cash paid for:
Interest	$ -
Taxes	$ -

The accompanying notes are an integral part of these financial statements.

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KRIPTECH INTERNATIONAL CORP.

NOTES TO THE UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTHS  PERIOD ENDED DECEMBER 31, 2016

(UNAUDITED)

NOTE 1 – ORGANIZATION AND BUSINESS

KRIPTECH INTERNATIONAL CORP. (the “Company”) is a corporation established under the corporation laws in the State of Nevada on March 20, 2016.

The company intends to commence operations in the business of visa consultancy services.

The Company has adopted September 30 fiscal year end.

NOTE 2 – GOING CONCERN

The Company’s financial statements as of December 31, 2016 were prepared using generally accepted accounting principles in the United States of America applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The Company has not yet established an ongoing source of revenues sufficient to cover its operating costs and allow it to continue as a going concern. The Company has accumulated loss from inception (March 20, 2016) to December 31, 2016 of $1,145. These factors among others raise substantial doubt about the ability of the company to continue as a going concern for a reasonable period of time.

In order to continue as a going concern, the Company will need, among other things, additional capital resources. Management’s plan is to obtain such resources for the Company by obtaining capital from management and significant shareholders sufficient to meet its minimal operating expenses and seeking third party equity and/or debt financing. However, management cannot provide any assurances that the Company will be successful in accomplishing any of its plans. These financial statements do not include any adjustments related to the recoverability and classification of assets or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America.

The financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the Company’s financial position at December 31, 2016 the results of its operations for the three months ended December 31, 2016 and cash flows for the three months ended December 31, 2016. The results of operations for the three months ended December 31, 2016, are not necessarily indicative of the results to be expected for future quarters or the full year.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers all highly liquid instruments purchased with an original maturity of three months or less to be cash equivalents. The Company's bank accounts are deposited in insured institutions. The funds are insured up to $250,000. At December 31, 2016 the Company's bank deposits did not exceed the insured amounts.

Use of Estimates

Preparing financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, and expenses. Actual results and outcomes may differ from management’s estimates and assumptions.

Stock-Based Compensation

As of December 31, 2016, the Company has not issued any stock-based payments to its employees.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, when applicable.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

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Revenue Recognition

The Company follows the guidance of the Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition. We record revenue when persuasive evidence of an arrangement exists, the services have been provided, the price to the customer is fixed or determinable and collectability of the revenue is reasonably assured.

Income Taxes

The Company follows the liability method of accounting for income taxes.  Under this method, deferred income tax assets and liabilities are recognized for the estimated tax consequences attributable to differences between the financial statement carrying values and their respective income tax basis (temporary differences).  The effect on deferred income tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

New Accounting Pronouncements

There were various accounting standards and interpretations issued recently, none of which are expected to a have a material impact on our financial position, operations or cash flows.

NOTE 4 – CAPTIAL STOCK

The Company has 75,000,000 shares of common stock authorized with a par value of $0.001 per share.

On September 12, 2016, the Company issued 1,000,000 shares of its common stock at $0.001 per share for total proceeds of $1,000. On December 27, 2016, the Company issued 7,000,000 shares of its common stock at $0.001 per share for total proceeds of $7,000.

As of December 31, 2016, the Company had 8,000,000 shares issued and outstanding.

NOTE 5 – RELATED PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by officers, directors, or shareholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

Since March 20, 2016 (Inception) through December 31, 2016, the Company’s sole officer and director loaned the Company $1,100 to pay for incorporation costs and operating expenses.  As of December 31, 2016, the amount outstanding was $1,100. The loan is non-interest bearing, due upon demand and unsecured.

NOTE 6. SUBSEQUENT EVENTS

In accordance with ASC 855, Subsequent Events, the Company evaluated subsequent events occurring after December 30, 2016 through the date that these financial statements were made available  and has determined that there are no items to disclose.

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PROSPECTUS

8,000,000 SHARES OF COMMON STOCK

KRIPTECH INTERNATIONAL CORP.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$9.27
Auditor Fees and Expenses	$2,500.00
Legal Fees and Expenses	$3,000.00
EDGAR fees	$1,000.00
Transfer Agent Fees	$1,500.00
TOTAL	$8,009.27

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Kriptech International Corp.’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his or her office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Kriptech International Corp., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Aleksandr Zausayev 21/37 moo 4, Bangrak, Bophut, Koh Samui, Surat Thani Province, Thailand 84320	September 12, 2016	1,000,000	$1,000.00
Anatolii Antontcev 21/37 moo 4, Bangrak, Bophut, Koh Samui, Surat Thani Province, Thailand 84320	December 27, 2016	7,000,000	$7,000.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

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ITEM 16. EXHIBITS

Exhibit Number	Description of Exhibit
3.1	Articles of Incorporation of the Registrant *
3.2	Bylaws of the Registrant *
5.1	Opinion of John E. Lux, Esq *
10.1	Cinsulting Agreement, dated December 14, 2016
23.1	Consent of PLS CPA, A PROFESSIONAL CORP.
23.2	Consent of John E. Lux, Esq (contained in exhibit 5.1) *

* Previously filed

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)

To file, during any period in which offers or sales of securities are being made, a post-    effective amendment to this registration statement to:

(i)

Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)

Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)

Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)

Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Bophut, Kigdom of Thailand, on March 16 , 2017 ..

KRIPTECH INTERNATIONAL CORP.

By:	/s/	Anatolii Antontcev
	Name:	Anatolii Antontcev
	Title:	President, Director and Treasurer
(Principal Executive, Financial and Accounting Officer)
By:	/s/	Aleksandr Zausayev
	Name:	Aleksandr Zausayev
	Title:	Secretary

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Anatolii Antontcev
Anatolii Antontcev	President, Director and Treasurer (Principal Executive, Financial and Accounting Officer)	March 16 , 2017
/s/ Aleksandr Zausayev
Aleksandr Zausayev	Secretary	March 16 , 2017

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